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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 26, 2001 relating to the financial statements and financial statement schedule of Monolithic System Technology, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
June 18, 2001